    As filed with the Securities and Exchange Commission on June 20, 2001.
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          ___________________________


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          ___________________________


                        GUNDLE/SLT ENVIRONMENTAL, INC.
            (Exact Name of Registrant as Specified in Its Charter)
                          ___________________________


                                   Delaware
        (State or Other Jurisdiction of Incorporation or Organization)

                                  22-2731074
                     (I.R.S. Employer Identification No.)

                               19103 Gundle Road
                             Houston, Texas 77073
  (Address, including Zip Code, of Registrant's Principal Executive Offices)

                        GUNDLE/SLT ENVIRONMENTAL, INC.
                           1995 INCENTIVE STOCK PLAN
                      AS AMENDED AND RESTATED MAY 3, 2001
                           (Full Title of the Plans)

                          ___________________________

     Name, Address and Telephone                 Copy of communications to:
    Number of Agent for Service:

            C. Wayne Case                             T. William Porter
    Secretary and General Counsel                  Porter & Hedges, L.L.P.
    Gundle/SLT Environmental, Inc.                700 Louisiana, 35th Floor
          19103 Gundle Road                       Houston, Texas 77002-2764
         Houston, Texas 77073                      Phone:  (713) 226-0600
        Phone: (281) 443-8564                       Fax:  (713) 228-1331
         Fax: (281) 875-6010


                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                   Proposed Maximum           Proposed
       Title of Securities to be Registered        Amount to           Offering          Maximum Aggregate          Amount of
                                                be Registered(1)   Price per Share(2)     Offering Price(2)      Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share             650,000              $2.50               $1,625,000                $408
====================================================================================================================================

  (1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provision of the Gundle/SLT Environmental, Inc. 1995 Incentive Stock Plan As Amended and Restated May 3, 2001 (the "Plan").

  (2) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low price of the Common Stock on the New York Stock Exchange Composite Tape on June 19, 2001, $2.50 per share. Pursuant to General Instruction E to Form S-8, the registration fee is calculated only with respect to the additional securities registered under the Plan.

     This registration statement registers an additional 650,000 shares of Common Stock related to the Plan which are the same class as other securities for which a registration statement on Form S-8, No.333-001759 (the "Previous Registration Statement"), has been previously filed. The Previous Registration Statement registered 1,750,000 shares of Common Stock related to the Plan. Pursuant to General Instruction E of Form S-8, the contents of the Previous Registration Statement are hereby incorporated by reference.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL

     T. William Porter is the Chairman of Porter & Hedges, L.L.P., the Registrant's principal outside counsel, and is also a director of the Registrant.

ITEM 8.   EXHIBITS


   Exhibits                            Description
   --------                            -----------

      4.1 - 1995 Incentive Stock Plan As Amended and Restated May 3, 2001 (filed herewith).
      5.1 - Opinion of Porter & Hedges, L.L.P. with respect to legality of securities (filed herewith).
     23.1   -  Consent of Ernst & Young LLP (filed herewith).
     23.2   -  Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).
     24.1   -  Powers of Attorney (included on signature page).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 20, 2001.

                                   GUNDLE/SLT ENVIRONMENTAL, INC.



                                   By: /s/ Samir T. Badawi
                                      ------------------------------------------
                                       Samir T. Badawi, Chairman of the Board
                                       President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samir T. Badawi, Roger J. Klatt and C. Wayne Case and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                          Title                            Date
            ---------                                          -----                            ----
      /s/ Samir T. Badawi                        Chairman of the Board, President and       June 20, 2001
--------------------------------------                  Chief Executive Officer
          Samir T. Badawi                            (Principal Executive Officer)

      /s/ Roger J. Klatt                            Executive Vice President, Chief         June 20, 2001
--------------------------------------              Financial Officer and Treasurer
          Roger J. Klatt                               (Principal Financial and
                                                          Accounting Officer)

      /s/ James R. Burke                                       Director                     June 20, 2001
--------------------------------------
          James R. Burke

      /s/ Bruce Cummings                                       Director                     June 20, 2001
--------------------------------------
          Bruce Cummings

      /s/ James R. Gibbs                                       Director                     June 20, 2001
--------------------------------------
          James R. Gibbs

      /s/ T. William Porter                                    Director                     June 20, 2001
--------------------------------------
          T. William Porter

     /s/ Edward T. Sheehan                                     Director                     June 20, 2001
--------------------------------------
         Edward T. Sheehan

                               INDEX TO EXHIBITS




   Exhibits                           Description
   --------                           -----------

      4.1 - 1995 Incentive Stock Plan As Amended and Restated May 3, 2001 (filed herewith).

      5.1 - Opinion of Porter & Hedges, L.L.P. with respect to legality of securities (filed herewith).

     23.1   -  Consent of Ernst & Young LLP (filed herewith).

     23.2   -  Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

     24.1   -  Powers of Attorney (included on signature page).